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                                                                    Exhibit 5(a)

             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]


                                February 10,1998


Delmarva Power & Light Company
800 King Street
Wilmington, DE  19899

Conectiv, Inc.
800 King Street
Wilmington, DE  19899

Ladies and Gentlemen:

                 We have acted as counsel to Delmarva Power & Light Company, a Delaware and Virginia corporation ("Delmarva"), and Conectiv, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 800,000 shares of Common Stock, par value $0.01 per share, of the Company.

                 In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, including the draft of the form of restated certificate of incorporation of the Company (the "Restated Certificate") which is attached as Exhibit 3(a) to the Company's Registration Statement on Form S-4 that was filed with the Securities and Exchange Commission on December 26, 1996, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Company and Delmarva representatives.





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                 Based upon the foregoing examination, and assuming the
adoption, filing and acceptance with the General Corporation Law of the State of Delaware of a restated certificate of incorporation in the form of the Restated Certificate, we are of the opinion that the shares to be issued by the Company to the Delmarva stockholders have been duly authorized and, when issued in the manner contemplated by the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

         We are, in this opinion, opining only on the General Corporation Law of the State of Delaware and the federal law of the United States. We are not opining on "blue sky" or other state securities laws.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" therein and in the related prospectus, and in any supplements thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Very truly yours,

                                  /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.